Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of E C Consulting International, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Jean-Claude E. Gehret, Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 18, 2013

/s/ Dr. Jean-Claude E. Gehret

Dr. Jean-Claude E. Gehret

Title: Chief Executive Officer and Chief Financial Officer